UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

RASNA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-191083	39-2080103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 2525, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-396-4087

(Former name or former address, if changed since last report)

Copies to:

Jeffrey Fessler, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, New York 10112

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Rasna Therapeutics, Inc. (formerly Active With Me, Inc.) (the “Company” or “Rasna Successor”) on August 17, 2016 (the “Original 8-K”). As previously reported in the Original 8-K, on August 15, 2016, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Rasna Therapeutics, Inc., a Delaware corporation (“Rasna”) and Rasna Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into Rasna (the “Merger”), with Rasna surviving the Merger as a wholly-owned subsidiary of the Company. The Merger closed on August 15, 2016. This Amendment No. 1 amends and supplements Item 9.01 of the Original 8-K to include the financial information required under Item 9.01 which was not previously filed with the Original 8-K and amends the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Except as stated in this Explanatory Note, no other information contained in the Original 8-K is changed.

Item 2.01	Completion of Acquisition or Disposition of Assets

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K and Form 8-K/A, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

Results of Operations (For The Three Months Ended June 30, 2016 Compared to the Three Months Ended June 30, 2015)

The following table presents the consolidated results of operations of Rasna Therapeutics, Inc. for the three months ended June 30, 2016 and 2015, which includes the operations of Rasna Therapeutics Limited (“Rasna UK”) from the date of acquisition May 17, 2016 through June 30, 2016. Rasna Therapeutics, Inc’s results for all periods presented represent the results of Arna Therapeutics Limited, the accounting acquirer of Rasna Therapeutics, Inc. in May 2016. See Note 1 to the condensed consolidated financial statements for further information of this acquisition.

	Three Months Ended
	June 30,
	(Unaudited)
	2016	2015
Revenue	$—	$—
Cost of Revenue	—	—
Gross profit	—	—

General and administrative expenses	(38,111)	—
Consultancy fees third parties	(41,991)	(27,500)
Consultancy fees related parties	(87,500)	(75,000)
Legal and professional fees	(50,824)	(4,476)

Loss from operations	$(218,426)	$(106,976)

Other income: gain on foreign currency transaction	2,661	—

Net loss	$(215,765)	$(106,976)

Revenue

There were no revenues for the three months ended June 30, 2016 and 2015 because the Company does not have any commercial biopharmaceutical products.

Operating Expenses

Operating expenses consisting of legal and professional expenses, consultancy and administrative expenses for the three months ended June 30, 2016 increased to $218,426 from $106,976 for the three months ended June 30, 2015, an increase of $111,450. The increase is primarily attributable to increased general and administrative expenses and legal and professional fees related to patent expenses.

Net Loss

Net loss for the three months ended June 30, 2016 increased to $215,765 from $106,976 for the three months ended June 30, 2015. The increase is primarily attributable to increased general and administrative expenses and legal and professional fees related to patent expenses.

Liquidity and Capital Resources

We have experienced net losses and significant cash used in operations activities since our inception in 2013 and as of June 30, 2016, had an accumulated deficit of $5,039,813, a net loss for three months ended June 30, 2016 of $215,765 and net cash used in operating activities for the three months ended June 30, 2016 of $251,360. Our management expects us to continue to incur net losses and have significant cash outflows for at least the next twelve months. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. The condensed consolidated financial statements included elsewhere in this 8-K/A have been prepared assuming that we will continue as a going concern. This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support our cost structure.

As of June 30, 2016, the Company had cash and cash equivalents of $4,865,249. The board of directors of the Company is of the opinion that this cash position is sufficient to continue operating for the next twelve months from the Balance Sheet date (June 30, 2016) but will require significant additional cash resources to launch new development phases of existing projects in its pipeline.

Capital Resources

The following table summarizes total current assets, liabilities and working capital as of the periods indicated:

	June 30, 2016 (Unaudited)	March 31, 2016	Change

Current assets	$4,899,849	$607,159	$4,292,690
Current liabilities	$1,091,401	$628,227	$463,174
Working capital	$3,808,448	$(21,068)	$3,829,516

We had a cash balance of $4,865,249 and $0, as of June 30, 2016 and March 31, 2016, respectively.

Liquidity

The following table sets forth a summary of our unaudited cash flows for the periods indicated:

	Three Months Ended June 30,
	2016	2015	Increase/(Decrease)

Net cash used in operating activities	$251,360	$—	$251,360
Net cash provided by investing activities	$5,116,609	$—	$5,116,609

Cash (Used in) Provided by Operating Activities

Cash used in operating activities consists of net loss adjusted for the effect of changes in operating assets and liabilities.

Net cash used in operating activities was $251,360 for the three months ended June 30, 2016 compared to $0 for the three months ended June 30, 2015.  The change is principally attributable to net loss of $215,765 and changes in operating assets and liabilities of ($45,086) offset by a non-cash add back of share based compensation to non-employees of $9,491 for the three months ended June 30, 2016 as compared to a net loss of $106,976 and changes in operating assets and liabilities of $106,976 for the three months ended June 30, 2015.

Cash Provided by Investing Activities

Cash provided by investing activities consists of assets acquired in business combination of a VIE of $5,116,609 for the three months ended June 30, 2016 compared to $0 for the three months ended June 30, 2015.

Off Balance Sheet Arrangements

We consolidate variable interest entities (“VIE”) in which we hold a controlling financial interest as evidenced by the power to direct the activities of a VIE that most significantly impact its economic performance and the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE and therefore are deemed to be the primary beneficiary. We take into account our entire involvement in a VIE (explicit or implicit) in identifying variable interests that individually or in the aggregate could be significant enough to warrant our designation as the primary beneficiary and hence require us to consolidate the VIE or otherwise require us to make appropriate disclosures.

Critical Accounting Policies

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Our accounting policies are described in Note 2 of the unaudited consolidated financial statements of Rasna Therapeutics, Inc., included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Recent Accounting Pronouncements

See Note 2 in the unaudited consolidated financial statements for Rasna Therapeutics, Inc., included as Exhibit 99.1 to this Current Report on Form 8-K/A for a listing of recent accounting pronouncements which have not yet been adopted.

Item 9.01	Financial Statements and Exhibits

(a)          Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Rasna Therapeutics, Inc. consolidated financial statements as of June 30, 2016 (unaudited) and March 31, 2016 and for the three months ended June 30, 2016 (unaudited) and 2015 (unaudited), are filed in this Current Report on Form 8-K/A as Exhibit 99.1.

(b)          Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K/A as Exhibit 99.2.

(d)          Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.

Exhibit No.	Description

99.1	Rasna Therapeutics, Inc. consolidated financial statements as of June 30, 2016 (unaudited) and March 31, 2016 and for the three months ended June 30, 2016 (unaudited) and 2015 (unaudited).

99.2	Unaudited pro forma financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2016

RASNA THERAPEUTICS, INC.

By:	/s/ Tiziano Lazzaretti
	Name:	Tiziano Lazzaretti
	Title:	Chief Financial Officer